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                                                                    Exhibit A-59

ARTICLES OF AMENDMENT OF THE
ARTICLES OF INCORPORATION
State Form 38333

[Seal of the state of Indiana]

                          ARTICLES OF AMENDMENT OF THE
                          ARTICLES OF INCORPORATION OF:

Name of the Corporation:   RIC, Inc.    Date of incorporation: November 14, 1990

The undersigned officers of the above referenced Corporation (hereinafter referred to as the "Corporation") existing pursuant to the provisions of:
Indiana Business Corporation Law as amended (hereinafter referred to as the "Act"), desiring to give notice of corporate action effectuating amendment of certain provisions of its Articles of Incorporation, certify the following facts:

                             ARTICLE I: Amendment(s)

The exact text of Article(s): Article I " The name of the Corporation is Customer Information Services, Inc.

                                   ARTICLE II:

Date of each amendment's adoption: May 18, 1998

ARTICLE III: Manner of Adoption and Vote

Mark applicable section:

__ Section 1: This amendment was adopted by the Board of Directors or incorporators and shareholders action was not required.

_x_ Section 2: The shareholders of the Corporation entitled to vote in respect to the amendment adopted the proposed amendment. The amendment was adopted by:

        S. Vote of such shareholders during a meeting called by the Board of Directors. The result of such vote is as follows:

           _1000_ Shares entitled to vote.

           _1000_ Number of shares represented at the meeting.

           _1000_ Shares voted in favor.

           __ Shares voted against.

        T. Written consent executed on May 18, 1998 and signed by all such shareholders.

                 ARTICLE IV: Compliance with Legal Requirements

The manner of the adoption of the Articles of Amendment and the vote by which they were adopted constitute full legal compliance with the Provisions of the Act, the Articles of Incorporation, and the By-Laws of the Corporation.

I hereby verify, subject to the penalties of perjury, that the statements contained herein are true, this 18th day of May, 1998

           /s/ Stephen P. Adik
           President

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                            ARTICLES OF INCORPORATION

[Seal of the state of Indiana]          State Form 4159


                          ARTICLES OF INCORPORATION OF:

The undersigned desiring to form a corporation (herein after referred to as "Corporation) pursuant to the provisions of: Indiana Business Corporation Law.

As amended, executes the following Articles of Incorporation:

                                 ARTICLE I: NAME

Name of Corporation: JOF Transportation Company

                     ARTICLE II REGISTERED OFFICE AND AGENT:

The street address of the corporation's registered office in Indiana and the name of its initial registered agent at that office is:

CT Corporation System
1 north Capitol, Indianapolis, Indiana 46204

                         ARTICLE III AUTHORIZED SHARES:

The total number of shares which the corporation is authorized to issue is at least one class of shares, is hereby authorized unlimited voting rights, and is entitled to receive net assets of the Corporation upon dissolution. Number of shares: 1,000 shares

                            ARTICLE IV INCORPORATORS:

Richard M. Schumacher      200 Russell Street        Hammond  IN       46320

In Witness Whereof, the undersigned being all the incorporators of said corporation execute these Articles of Incorporation and verify, subject to penalties of perjury, that the statements contained herein are true, this 7th day of December, 1989

/s/ Richard M. Schumacher